Exhibit No. 23.2


CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statement (No. 33-72958) on Form S-3 of Panhandle Eastern Pipe Line Company of our report dated January 16, 1997, relating to the consolidated statements of income, common stockholder's equity, and cash flows of Panhandle Eastern Pipe Line Company for the year ended December 31, 1996, which report appears in the December 31, 1998 annual report on Form 10-K of Panhandle Eastern Pipe Line Company.


/s/ KPMG LLP
Houston, Texas
March 16, 1999